Exhibit 99.1

BitNile Holdings’ Subsidiary Ault Alliance Does Not Acquire EYP

Loan to EYP Repaid in Full, Including $2.9 Million Break-up Fee and Partial Expense Reimbursement

Las Vegas, NV, July 7, 2022 – BitNile Holdings, Inc. (NYSE American: NILE), a diversified holding company (“BitNile” or the “Company”) announced today that its subsidiary, Ault Alliance, Inc. (“Ault Alliance”), did not acquire the assets of EYP, Inc. and its affiliates (“EYP”). The previously announced asset purchase agreement constituted a “stalking horse” bid in a sale process being conducted under Section 363 of the U.S. Bankruptcy Code. The prevailing bidder under the sale process was Page Southerland Page, Inc.

Ault Alliance lent $8.0 million to EYP and earned $4.7 million in interest, penalties and break-up fees from October 2021 through June 2022. The principal amount of the loans, interest, penalties and break-up fees, were fully repaid on June 30, 2022, though the Company did incur certain expenses that it will be responsible for that will not be covered by any of the foregoing payments to the Company.

Milton “Todd” Ault, III, the Company’s Executive Chairman, stated, “We congratulate Page Southerland Page on its successful bid to acquire EYP. While Ault Alliance did not end up with the winning bid, we did realize a favorable return on capital deployed for less than nine months, which is generally consistent with our goal of maximizing returns in pursuit of investments in undervalued companies or companies with deeply depressed prices.”

For more information on BitNile and its subsidiaries, BitNile recommends that stockholders, investors, and any other interested parties read BitNile’s public filings and press releases available under the Investor Relations section at www.BitNile.com or available at www.sec.gov.

About BitNile Holdings, Inc.

BitNile Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, BitNile owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, automotive, telecommunications, medical/biopharma and textiles. In addition, BitNile extends credit to select entrepreneurial businesses through a licensed lending subsidiary. BitNile’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.BitNile.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.BitNile.com.

BitNile Holdings Investor Contact:

IR@BitNile.com or 1-888-753-2235